                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           FEDERAL SIGNAL CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                           FEDERAL SIGNAL CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:
                                  Common Stock
- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:
         45,668,169 shares eligible to vote on election of directors.
- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
                                Not applicable.
- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:
                                Not applicable.
- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
                                Not applicable.
- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:
                                Not applicable.
- --------------------------------------------------------------------------------

     (3) Filing party:
                                Not applicable.
- --------------------------------------------------------------------------------

     (4) Date filed:
                                Not applicable.
- --------------------------------------------------------------------------------
- -------------------------
1Set forth the amount on which the filing fee is calculated and state how it was determined.

                                 [PASTEUP LOGO]

                             1415 West 22nd Street
                           Oak Brook, Illinois 60521

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 18, 1994

To the Stockholders of
  Federal Signal Corporation

     The Annual Meeting of Stockholders of Federal Signal Corporation ("Federal") for the year 1994 will be held at the Chicago Marriott Hotel-Oak Brook, 1401 West 22nd Street, Oak Brook, Illinois, on Monday, April 18, 1994, at 11:00 a.m., local time, for the following purposes:

          1. To elect three directors of Federal;

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business, February 22, 1994, as the record date for determining the holders of Common Stock of Federal entitled to notice of and to vote at the meeting or any adjournment thereof.

     A copy of Federal's Annual Report for the year ended December 31, 1993 and a proxy statement accompany this notice.

IMPORTANT! TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

NO POSTAGE IS REQUIRED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                          By order of the Board of Directors

                                          KIM A. WEHRENBERG
                                          Secretary

March 7, 1994

                                [PASTE UP LOGO]

                             1415 West 22nd Street
                           Oak Brook, Illinois 60521

                                  MAILING DATE
                                  ON OR ABOUT
                                 MARCH 7, 1994

                               ------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 18, 1994

                              GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Federal Signal Corporation ("Federal") for use at the Annual Meeting of Stockholders to be held on Monday, April 18, 1994, and any adjournment thereof. Costs of solicitation will be borne by Federal. Following the original solicitation of proxies by mail, certain officers and regular employees of Federal may solicit proxies by correspondence, telephone, telegraph, or in person, but without extra compensation. Federal will reimburse brokers and other nominee holders for their reasonable expenses incurred in forwarding the proxy materials to the beneficial owners.

     Each proxy solicited herewith will be voted as to each matter as the stockholder directs thereon, but in the absence of such directions it will be voted for the nominees specified herein. Any proxy solicited herewith may be revoked by the stockholder at any time prior to the voting thereof, but a revocation will not be effective until satisfactory evidence thereof has been received by the Secretary of Federal.

                               VOTING SECURITIES

     The holders of record of the Common Stock of Federal at the close of business on February 22, 1994, will be entitled to vote at the meeting. At such record date, there were outstanding 45,668,169 shares of Common Stock. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted to determine if a quorum is present. Abstentions are counted as votes cast, whereas broker non-votes are not counted as votes cast for determining whether a proposition has been approved. Each stockholder of record will be entitled to one vote for each share of Common Stock standing in the name of the holder on the books of Federal on the record date.

                         SECURITY OWNERSHIP OF CERTAIN
                               BENEFICIAL OWNERS

     The following table sets forth information as of December 31, 1993 (unless otherwise noted) with respect to (i) any person who is known to Federal to be the beneficial owner of more than 5% of Federal's Common Stock, which is Federal's only class of outstanding voting securities, and (ii) each director, and all directors and officers as a group:

                                                                    AMOUNT AND
                                                                    NATURE OF
                                                                    BENEFICIAL          PERCENT OF
                              NAME                                  OWNERSHIP             CLASS
- -----------------------------------------------------------------   ----------          ----------
Beneficial Owner of More than 5% of Federal's Common Stock:              None
Each Director and Five Executive Officers and Executive Officers
  and Directors as a Group:(1)
     J. Patrick Lannan, Jr., Director............................     300,475 (2)           .66%
     James A. Lovell, Jr., Director..............................      20,235 (4)           .04%
     Thomas N. McGowen, Jr., Director............................      33,333               .07%
     Walter R. Peirson, Director.................................      24,360 (4)           .05%
     Joseph J. Ross, Director and Executive Officer..............     656,887 (4)          1.44%
     Roger B. Parsons, Executive Officer.........................     205,064 (3)(4)        .45%
     Richard G. Gibb, Executive Officer..........................     154,085 (4)           .34%
     Theodore S. Fries, Executive Officer........................     148,643 (4)           .32%
     Charles R. Campbell, Executive Officer......................     118,907 (4)           .26%
     All Directors and Executive Officers as a group (16
      persons)...................................................   2,268,976              4.97%

- ---------------
(1) The information contained in this table is based upon information furnished to Federal by the individuals named above. Except as set forth in the following footnotes, each director claims sole voting and investment power with respect to these shares.

(2) This figure includes 18,240 shares owned by Mr. Lannan's wife. Mr. Lannan disclaims beneficial ownership with respect to these shares. It also includes 18,848 shares for which he shares voting and investment power.

(3) This figure includes 65,444 shares held by family members; beneficial ownership is disclaimed.

(4) These figures include options shares exercisable within 60 days as follows:
     Mr. Lovell, 10,791; Mr. Peirson, 2,595; Mr. Ross, 480,476; Mr. Parsons, 15,167; Mr. Gibb, 23,251; Mr. Fries, 48,400; and Mr. Campbell, 22,000.
     These figures also include stock award shares pursuant to Federal's Stock Benefit Plan which are subject to certain restrictions under the plan as follows: Mr. Lovell, 0; Mr. Peirson, 0; Mr. Ross, 36,834; Mr. Parsons, 13,393; Mr. Gibb, 15,427; Mr. Fries, 17,151 and Mr. Campbell, 8,017.

                             ELECTION OF DIRECTORS

     Federal's Board of Directors consists of five directors divided into three classes with one class term expiring each year. Mr. James A. Lovell, Jr. is nominated as a Class III director for election at this Annual Meeting for a term to expire at the 1996 Annual Meeting or until his successor is elected and qualified and Mr. Joseph J. Ross and Mr. Walter R. Peirson are nominated as Class I directors for election at this Annual Meeting for terms to expire at the 1997 Annual Meeting, or until their successors are elected and qualified.

     The accompanying proxy card permits a stockholder to direct whether his or her shares are to be voted for, or withheld from the vote for the nominees. Each proxy will be voted as the stockholder directs thereon; however, if no such direction is given, it is the present intention of the persons named in the proxy card to vote such proxies for the election of the above-named nominees as directors. If on account of death or unforeseen contingencies the nominee shall not be available for election, the persons named in the proxy will vote the proxies for such other person as the Nominating Committee may nominate as a director so as to provide a full board. The Nominee receiving the highest number of votes cast will be elected as a director.

     Information regarding the nominees for election and the directors continuing in office is set forth below:

                                    YEAR FIRST   YEAR PRESENT             PRINCIPAL OCCUPATION
                                      BECAME         TERM                   OR EMPLOYMENT FOR
            NAME              AGE    DIRECTOR      EXPIRES                 LAST FIVE YEARS(1)
- ----------------------------  ----  ----------   ------------    ---------------------------------------
Nominees:
James A. Lovell, Jr. .......   65      1984          1994        Mr. Lovell is President of Lovell
                                                                 Communications (a consulting company).
                                                                 He retired in 1990 as Executive Vice
                                                                 President, Corporate Staff and as a
                                                                 director of Centel Corporation (a
                                                                 telecommunications company).
Joseph J. Ross..............   48      1986          1994        Mr. Ross is Chairman, President and
                                                                 Chief Executive Officer of Federal. He
                                                                 has served as President and Chief
                                                                 Executive Officer since December, 1987
                                                                 and also became Chairman in February,
                                                                 1990.
Walter R. Peirson...........   67      1987          1995        Mr. Peirson retired in 1989 as
                                                                 Executive Vice President and as a
                                                                 director of Amoco Corporation (a
                                                                 petroleum company). He serves as a
                                                                 director of American National
                                                                 Corporation, American National Bank and
                                                                 Trust Company of Chicago and
                                                                 Consolidated Natural Gas Company.
Continuing Directors:
Thomas N. McGowen, Jr. .....   68      1974          1995        Mr. McGowen is an attorney. He is also
                                                                 a director of Energy West Corporation
                                                                 and Ribi Immunochem Research, Inc.
J. Patrick Lannan, Jr. .....   55      1978          1996        Mr. Lannan is President and a director
                                                                 of the Lannan Foundation for the
                                                                 support of the arts.

- ---------------
(1) The information contained in this table is based upon information furnished to Federal by the individuals named above.

                       BOARD OF DIRECTORS AND COMMITTEES

     Pursuant to its by-laws, Federal has established standing audit, nominating, compensation/stock option, pension and executive committees.

     The Audit Committee reviews and recommends to the Board of Directors internal accounting and financial controls, auditing practices and procedures and accounting principles to be employed in the preparation of Federal's financial statements and the review of financial statements by independent public accountants. The Audit Committee also makes recommendations concerning the engagement of independent public accountants to audit the annual financial statements and the scope of the audit to be undertaken by such accountants. In addition, the Audit Committee considers the performance of non-audit services by such accountants, including the effect which the performance of such non-audit services may have upon the independence of the accountants. The by-laws prohibit a director who is also an employee of Federal from serving on the Audit Committee. The members of the Audit Committee are James A. Lovell, Jr., Chairman, J. Patrick Lannan, Jr. and Walter R. Peirson.

     The Nominating Committee evaluates and recommends to the Board of Directors candidates for election or re-election as directors. No determination has been made regarding the consideration of or procedure for the recommendation of nominees by stockholders. The members of the Nominating Committee are Joseph J. Ross, Chairman, and Thomas N. McGowen, Jr.

     The Compensation/Stock Option Committee reviews and recommends to the Board of Directors policies, practices and procedures relating to compensation of managerial employees and the establishment and administration of employee benefit plans. The members of the Compensation/Stock Option Committee are Walter
R. Peirson, Chairman, James A. Lovell, Jr. and Thomas N. McGowen, Jr.

     The Pension Committee reviews and recommends to the Board of Directors policies, practices and procedures relating to Federal's various pension, savings and similar retirement plans and programs and to the investment of the funds associated with these plans. The members of the Pension Committee are J. Patrick Lannan, Jr., Chairman, and Joseph J. Ross.

     During 1993, the Board of Directors held a total of five meetings and the Executive Committee of the Board, which generally exercises the power and authority of the Board in the intervals between full board meetings, held no meetings. The members of the Executive Committee are Thomas N. McGowen, Jr., Chairman, Joseph J. Ross and James A. Lovell, Jr. During 1993, the Compensation/Stock Option Committee held five meetings; the Nominating Committee held one meeting; the Audit Committee held one meeting; and the Pension Committee met twice. No director attended less than 75% of the meetings of the Board and of each committee of which he was a member.

     As compensation for services to Federal, each director who is not also an officer of Federal receives director's fees at a current annual rate of $20,000. In addition, each such director receives additional fees for serving on committees of the Board as follows: Executive Committee chairman--$5,000, other members--$2,500; Audit or Compensation/Stock Option Committee chairman--$3,500, other members--$2,500; Pension Committee chairman--$3,500; and Nominating Committee members--$2,500. Directors are also reimbursed for their expenses relating to attendance at meetings. Directors may receive options in lieu of director's fees, as described in the stock option section of this proxy statement. Directors who retire as a director of Federal after attaining age 68 and meeting years of service requirements are eligible for a director retirement benefit. The maximum benefit is $15,000 per year for ten years if the director retires after age 70.

                             EXECUTIVE COMPENSATION

     The following is the Summary Compensation Table for the Chief Executive Officer and four other top executive officers of Federal for compensation earned during the 1993 fiscal year:

     THE FOLLOWING SHARE NUMBERS AND PER SHARE PRICES WERE ADJUSTED FOR THE 4 FOR 3 STOCK SPLIT DISTRIBUTED MARCH 1, 1994 TO ALL SHAREHOLDERS.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM
                                                                        COMPENSATION
                                                                           AWARDS
                                                                    --------------------
                                        ANNUAL COMPENSATION         RESTRICTED    NUMBER
            NAME AND                ----------------------------      STOCK         OF         ALL OTHER
       PRINCIPAL POSITION           YEAR     SALARY      BONUS      AWARDS(1)     OPTIONS   COMPENSATION(2)
- ---------------------------------   ----    --------    --------    ----------    ------    ---------------
Joseph J. Ross...................   1993    $325,000    $312,000     $ 165,375    53,333        $52,662
 Chairman, President                1992     295,500     265,950       144,375    40,000         43,166
 and Chief Executive Officer        1991     277,500     258,297       268,375    50,000
Charles R. Campbell..............   1993     185,000     161,936      61,425      9,333           9,780
 Senior Vice President, Chief       1992     182,000     141,334        --         --             6,866
 Financial and Admin. Officer       1991     177,000     144,158      59,150      10,000
Theodore S. Fries................   1993     175,000     101,675        70,875     --             7,817
 President, Emergency One, Inc.     1992     165,000     113,046        61,875    13,333          6,866
 (a Subsidiary)                     1991     155,000     173,548       136,000    26,000
Roger B. Parsons.................   1993     143,000     106,857        47,250     --             2,159
 President, Elgin Sweeper Company   1992     137,000      50,947        37,125    8,000           1,847
 (a Subsidiary)                     1991     130,000     106,428       120,075    25,000
Richard G. Gibb..................   1993     135,000     109,738        70,875    6,667           7,041
 President, Signal Division         1992     126,000     126,236        51,563    13,333          6,866
                                    1991     120,000     125,960       120,075    25,000

- ---------------
(1) Stock awards vest 25% on each June 30 after date of grant or in some cases 0% until four years after date of grant and then they are 100% vested. The number and aggregate value of unvested stock awards as of December 31, 1993 were: for Mr. Ross 36,834 shares ($773,500), for Mr. Campbell 8,017 shares ($168,364), for Mr. Fries 17,151 shares ($360,164), for Mr. Gibb 15,427 shares ($323,960) and for Mr. Parsons 13,393 shares ($281,260). Dividends are paid at the regular rate to these people on the unvested shares.

(2) This compensation consists of the Company matching contribution under Federal's 401(k) savings plan in which most employees participate and supplemental savings and retirement plans which break out as follows, respectively, Mr. Ross $7,095, $11,187, $34,400; Mr. Campbell $7,075,
     $2,705, $0; Mr. Fries $7,075, $742, $0; Mr. Parsons $2,159, $0, $0; Mr.
     Gibb $4,295, $2,746, $0. These officers put part of their bonus into the Company's supplemental savings plan. Mr. Ross invested $192,850 of his bonus in Federal Signal stock, Mr. Campbell invested $2,705, Mr. Fries invested $742 and Mr. Gibb invested $91,532 of his bonus in Federal Signal stock.

                             EMPLOYMENT AGREEMENTS

     Federal has employment agreements with Charles R. Campbell and Joseph J. Ross. The agreements continue until the December 31 following the employee's 65th birthday subject to earlier termination by either Federal or the employee. As of January 1, 1994, termination salary under these agreements is $325,000 for Mr. Ross and $186,000 for Mr. Campbell and the annual salaries of Messrs. Ross and Campbell, which are approved by the Compensation Committee, are not set by these employment agreements. In the discretion of the Board of Directors, annual compensation may be increased during the terms of the agreements. If terminated by Federal under circumstances not involving cause, Federal would be obligated to pay in monthly installments an amount equal to the then applicable salary for one year (or, if less, the amount of minimum salary payable through the December 31 following such employee's 65th birthday). In the event of death prior to termination of employment, the employee's estate is entitled to receive in monthly installments an amount equal to one year's minimum compensation. In the event Federal is subject to a "change of control" (as specifically defined), the agreements permit the employee to elect to terminate employment during a specified period and to receive termination payments calculated as if Federal had terminated employment without cause, except that such payment shall be based on three years' W-2 compensation rather than one. Upon termination of employment for any reason, each employee is obligated not to engage in specified competitive activities for a period of three years.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                  INDIVIDUAL GRANTS
- --------------------------------------------------------------------------------------
                               NUMBER OF       % OF TOTAL                                    GRANT DATE VALUE
                              SECURITIES        OPTIONS        EXERCISE                   -----------------------
                              UNDERLYING       GRANTED TO         OR                        GRANT DATE PRESENT
                                OPTIONS       EMPLOYEES IN    BASE PRICE    EXPIRATION       VALUE $ BASED ON
           NAME              GRANTED(#)(1)    FISCAL YEAR      ($/SH.)         DATE       BLACK-SCHOLES METHOD(2)
- --------------------------   -------------    ------------    ----------    ----------    -----------------------
Joseph J. Ross............       53,333           24.5%         $20.15        12/02/03           $ 349,440
Charles R. Campbell.......        9,333            4.3%          17.34         3/26/03              53,076
Theodore S. Fries.........           --             --        N/A              N/A                       0
Richard G. Gibb...........        6,667            3.1%          20.15        12/02/03              43,680
Roger B. Parsons..........           --             --        N/A              N/A                       0

- ---------------
(1) No SARs were granted. These options become 50% and 100% exercisable one year and two years after date of grant, respectively except for 24,000 of Ross' shares which become 20% exercisable per year and Campbell's become exercisable 2,666 on the first anniversary date of the grant and 2,667 and 4,000 exercisable on December 11, 1994 and 1995, respectively.

(2) The following assumptions were used under the Black-Scholes method: volatility .198; risk free rate of return 7%; dividend yield 2.5%; exercise period, 10 years.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE
    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUE

                                                                                 NUMBER OF
                                                                                SECURITIES          VALUE OF
                                                                                UNDERLYING        UNEXERCISED
                                                                                UNEXERCISED       IN-THE-MONEY
                                                                                OPTIONS AT         OPTIONS AT
                                                                                 FY-END(#)         FY-END($)
                                                                               -------------    ----------------
                                          SHARES ACQUIRED        VALUE         EXERCISABLE/       EXERCISABLE/
                 NAME                     ON EXERCISE(#)     REALIZED($)(1)    UNEXERCISABLE    UNEXERCISABLE(2)
- ---------------------------------------   ---------------    --------------    -------------    ----------------
Joseph J. Ross.........................             0           $      0          480,476          $7,629,868
                                                                                  111,333             434,251
Charles R. Campbell....................             0                  0           22,000             213,625
                                                                                    9,333              34,125
Theodore S. Fries......................        30,548            471,089           48,400             602,150
                                                                                   29,333             207,876
Richard G. Gibb........................             0                  0           23,251             245,447
                                                                                   36,000             408,125
Roger B. Parsons.......................             0                  0           15,167             138,500
                                                                                   25,333             185,751

- ---------------
(1) Market value of underlying securities at exercise, minus the exercise or base price.

(2) "Spread" calculated by subtracting the exercise or base price from the closing stock price of $20.99 on December 31, 1993.

RETIREMENT PLANS

     Federal's Retirement Plan for Salaried Employees provides retirement benefits for salaried employees including officers. Contributions are made on an actuarial group basis, and no specific amount of contributions is set aside for any individual participant. Under the method of computing the annual contribution, the Internal Revenue Service's full funding limitation prohibits a contribution to the plan for 1993. The following table sets forth the approximate annual pension benefit based on years of service and compensation, but does not reflect dollar limitations under the Internal Revenue Code, as amended, which limits the annual benefits which may be paid from a tax qualified retirement plan. For employees covered by Federal's supplemental pension plan, amounts in excess of such limitations will be paid from the general funds of Federal, pursuant to the terms of such plan. The amount of pension benefits is reduced by one-half of the amount of available individual Social Security benefits. Estimated credited years of service are as follows: Mr. Ross, 10; Mr. Campbell, 8; Mr. Fries, 10; Mr. Gibb, 10 and Mr. Parsons, 0.

                               PENSION PLAN TABLE

            AVERAGE ANNUAL
              COMPENSATION
             FOR THE FIVE
              CONSECUTIVE
         CALENDAR YEARS OF THE                    APPROXIMATE ANNUAL STRAIGHT-LIFE ANNUITY
                 LAST                                   PENSION UPON RETIREMENT AT 65
             TEN FOR WHICH       ---------------------------------------------------------------------------
             COMPENSATION         10 YEARS     15 YEARS     20 YEARS     25 YEARS     30 YEARS     35 YEARS
              IS HIGHEST         OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE   OF SERVICE
        -----------------------  ----------   ----------   ----------   ----------   ----------   ----------
        300,000................   $  50,000    $  75,000    $ 100,000    $ 125,000    $ 150,000    $ 175,000
        400,000................      66,667      100,000      133,334      166,167      200,000      233,334
        500,000................      83,334      125,000      166,667      208,334      250,000      291,667
        600,000................     100,000      150,000      200,000      250,000      300,000      350,000
        700,000................     116,667      175,000      233,333      291,667      350,000      408,334
        800,000................     133,333      200,000      266,667      333,334      400,000      466,667

     For purposes of the Retirement Plan, an employee's compensation is his Annual Compensation as set forth in the Summary Compensation Table.

     Pursuant to Federal's supplemental pension plan, various officers of Federal are entitled to pension supplements which have the effect of assuring that, regardless of their actual years of service, if they remain in the employment of Federal until age 65, they will receive benefits as if they had been continuously employed by Federal since their thirty-fourth birthday. Giving effect to such pension supplements, the additional years of service credited under Federal's Supplemental Retirement Plan as of December 31, 1993 to certain of the officers named above would be as follows: Mr. Ross--3 1/4 years and Mr. Campbell--11 2/3 years. The supplemental pension benefit for Messrs. Ross and Campbell makes up the difference between their actual pension benefit and what it would have been with 30 years of service.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of three independent outside directors. The Committee meets without the Chief Executive Officer present to evaluate his performance and establish his compensation. Compensation for Federal's executive officers consists of three major components: salary, bonus and stock options/awards. The officers' compensation is based on the individual's skill level, years of experience, job duties and the individual's and Company's performance. The Committee uses its subjective evaluation of these factors, without a mechanical weighting, to determine the officers' salary and level of participation in the bonus plan; Mr. Ross participates at 40% of his salary and the other officers participate at 35% of their salary.

     The Company's total return to shareholders has been 34% and 40% for the last year and last five years, respectively. Based on the excellent performance of Mr. Ross and the entire management team (among other items, this excellent performance included increasing cash flow from operations from $40 million to $49 million, increasing return on equity from 20.0% to 21.0%, increasing net income by 15% and returning the Sign division to profitability) and the Company over the last several years, the Committee granted Mr. Ross 53,333 shares of stock options and 9,333 award shares; however, Mr. Ross received no increase in his base salary for 1994. In the opinion of the Committee, the granting of options and awards rather than increasing base salary further emphasizes the relationship between Mr. Ross' performance and the interests of all shareholders. The Committee also approved an average 1994 salary increase for the other four officers of less than 1%. It should be noted that these increases in salary are substantially below the increases in the Company's performance, i.e., 9% increase in sales, 15% increase in income and a 34% total return to shareholders.

     The officers' bonuses are tied directly to company performance. Bonus targets are established for the officers based on their level of responsibility. The amount of bonus to which an officer is entitled is based on Federal's pre-tax profits (before extraordinary items, interest on long-term debt and bonus payments) as a percentage of Federal's average stockholders' equity plus average long-term debt. For divisional and subsidiary officers, the calculation is primarily based on that operating unit's profits as a percentage of average net investment (total assets less accounts payable and accrued liabilities). The officers' bonus targets remain the same for 1994. Therefore, if the Company's profitability is the same as it was in 1993, the officers' bonuses will also be about the same for 1994. In 1993, bonus target achievement was as follows:
Messrs. Ross and Campbell 101%; Mr. Fries, 85%; Mr. Gibb, 95%; Mr. Parsons, 81%. The Company as a whole achieved its performance goals; however, Messrs. Fries, Gibb and Parsons all had their bonuses reduced largely because the foreign operations for which they were responsible did not achieve their goals because of depressed foreign markets. Their U.S. operations exceeded their goals except for Mr. Fries' operations which achieved 85% of their goal. Mr. Ross elected to invest $192,850 of his bonus in Federal Signal stock which is held in the Company's Supplemental Savings Plan. The other officers' bonuses generally constitute about half of their cash compensation.

     The third major component of the officers' compensation consists of stock options and awards. This is long-term compensation which provides value to the officers based on the increased market value of the Company for all stockholders. For example, over the last five years the total market value of the Company has increased from about $197 million to more than $960 million of stockholder value. The Performance Graph on page 10 shows that Federal has substantially out-performed the Standard & Poor 400 and companies comparable to Federal. In view of this performance, and to give the officers even greater incentive to continue to increase shareholder value, the Compensation Committee granted the officers the stock options and restricted stock awards set forth in the Summary Compensation Table on page 5. The Committee subjectively determines the number of shares granted and there is no mechanical relationship between the number of options and restricted share awards granted, nor is there a mechanical relationship to prior grants.

WALTER R. PEIRSON           JAMES A. LOVELL, JR.          THOMAS N. McGOWEN, JR.

               COMPARISON FOR FIVE YEAR CUMULATIVE TOTAL RETURN*
                         FOR FEDERAL SIGNAL CORPORATION

                                                                   DOW JONES
                                 FEDERAL SIG-                     INDUSTRIAL
      MEASUREMENT PERIOD         NAL CORPORA-      S & P 400      DIVERSIFIED
    (FISCAL YEAR COVERED)            TION            INDEX           INDEX
1988                                       100             100             100
1989                                       170             129             126
1990                                       248             128             117
1991                                       357             168             145
1992                                       402             171             168
1993                                       539             187             206

INDEBTEDNESS OF MANAGEMENT

     On November 16, 1984, the Board of Directors of Federal adopted an Executive Loan Program under which loans were made available for the general purpose of encouraging executives of Federal to increase and/or maintain their ownership of Federal stock through means other than the stock option program. All loans are subject to the approval of the Board of Directors and are repayable on demand at the direction of the Compensation/Stock Option Committee. The interest rate on each loan is determined by the Committee with the intention being to charge no interest in most cases. The maximum amount of loans authorized to be outstanding at any given time is $500,000. There are currently no loans outstanding under this program.

                             ACCOUNTING INFORMATION

     Ernst & Young has been selected by Federal to serve as its independent public accountants for the fiscal year ending December 31, 1994. A representative of that firm will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and to respond to questions of stockholders. The appointment of the auditors is approved annually by the Board of Directors based upon the recommendation of the Audit Committee.

                          FUTURE STOCKHOLDER PROPOSALS

     In order to be considered for inclusion in the proxy statement for the 1995 Annual Meeting of Stockholders, stockholder proposals must be received by Federal on or before November 23, 1994.

                                 OTHER BUSINESS

     As of the date hereof, the foregoing is the only business which management intends to present, or is aware that others will present, at the meeting. If any other proper business should be presented to the meeting, the proxies will be voted in respect thereof in accordance with the discretion and judgment of the person or persons voting the proxies.
                                          By order of the Board of Directors

                                          Kim A. Wehrenberg
                                          Secretary
                                          Federal Signal Corporation

              IMPORTANT -- PLEASE SIGN AND RETURN YOUR PROXY CARD.

PROXY                   FEDERAL SIGNAL CORPORATION                        PROXY
              1415 W. 22nd Street, Oak Brook, Illinois 60521

          Proxy for Annual Meeting of Stockholders on April 18, 1994 This Proxy is Solicited on Behalf of the Board of Directors

Thomas N. McGowan, Jr. and Kim A Wehrenberg, or either of them, with full power of substitution, are hereby authorized to vote the shares of Common Stock of Federal Signal Corporation which the undersigned is entitled to vote at the 1994 Annual Meeting of Stockholders to be held at the Chicago Marriott Hotel -- Oak Brook, 1401 West 22nd Street on Monday, April 18, 1994 at 11:00 a.m., and at all adjourments thereof as indicated on this card for the proposal described in the Notice and Proxy Statement for such meeting and in their discretion on other matters which may properly come before the meeting.

Unless otherwise instructed, this Proxy will be voted FOR the nominees listed in Proposal 1.

                                                [ ] Check here for address
                                                    change.

                                                    New Address:
                                                                ----------------
                                                    ----------------------------
                                                    ----------------------------
(Continued and to be signed on reverse side.)

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  /  /

This Proxy will be voted in accordance
with specifications made.  If no choices
are indicated, this Proxy will be voted
FOR the nominees listed in Proposal 1.                              FOR ALL
                                                                    EXCEPT
1. Election of Directors--                                         NOMINEE(S)
   Nominees: James A. Lovell, Jr.,              FOR    WITHHELD  WRITTEN BELOW
   Joseph J. Ross and Walter R. Peirson.       /  /      /  /        /  /


                                                ------------------------

                                                Please vote, sign, date and
                                                return this Proxy Card
                                                promptly using the enclosed
                                                envelope.

                                                Dated:
                                                      -------------------,1994

                                               Signature(s)
                                                           --------------------
                                               --------------------------------
                                               Please sign exactly as name
                                               appears hereon. Joint owners
                                               should each sign where
                                               applicable, indicate official
                                               position or representative
                                               capacity.